                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      The following table sets forth the subsidiaries of the Registrant and the respective jurisdictions under which they were organized. Indirect subsidiaries are included beneath the respective direct subsidiaries through which they are owned.

Subsidiary Name                                                                 Jurisdiction
---------------                                                                 ------------
Unifrax Holdco UK Ltd.                                                          United Kingdom
     Unifrax Ltd.                                                               United Kingdom
     Unifrax Italia srl                                                         Italy
     Unifrax India Limited                                                      India

Unifrax Holding France SAS                                                      France
     Unifrax France SA                                                          France
         Unifrax Belgium SA                                                     Belgium

Unifrax GmbH                                                                    Germany

Unifrax Brasil Ltda                                                             Brazil

Unifrax Venezuela, CA                                                           Venezuela

Unifrax Australia Pty Ltd                                                       Australia


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